Exhibit 99.1

Food and Drug Administration 466 Fernandez Juncos Avenue San Juan, Puerto Rico, 00901 Telephone: 787-729-8500 FAX: 787-729-8826

January 14, 2015

15-SJN-WLCOL-03

CERTIFIED MAIL

RETURN RECEIPT REQUESTED

Mr. Peter Arduini

President and CEO

Integra Life-Sciences Corporation

311 Enterprise Drive,

Plainsboro, N.J. 08536

Dear Mr. Arduini:

We have completed an evaluation of your firm’s corrective actions in response to our Warning Letter 13-SJN-WL-03 dated February 13, 2013. Based on our evaluation, it appears that you have addressed the violations contained in this Warning Letter.

This letter does not relieve you or your firm from the responsibility of taking all necessary steps to assure sustained compliance with the Federal Food, Drug, and Cosmetic Act and its implementing regulations or with other relevant legal authority. The Agency expects you and your firm to maintain compliance and will continue to monitor your state of compliance. This letter will not preclude any future regulatory action should violations be observed during a subsequent inspection or through other means.

Should you have questions and/or comments regarding this matter, please feel free to contact me at the district office address provided in the letterhead. You may also contact Mrs. Margarita Santiago, Compliance Officer at telephone number (787) 729-8702 or at margarita.santiago@fda.hhs.gov.

Kind regards,

Edwin Ramos
Director of Compliance
San Juan District Office

Mr. Peter Arduini, President and CEO, Integra Neurosciences P.R., Inc., 15-SJN-WLCOL-03

Reviewed by:	Date:	1/14/15

CB: WL Legal File

FEI: 3000204775

CMS Case: 392719